UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  June 19, 2006

                         COMMISSION FILE NO.:  000-32885

                                    XA, INC.
              ---------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                88-0471263
      ---------------------------           -------------------------------
     (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
           OF INCORPORATION)

         875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
         --------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (312) 397-9100
                             -----------------------
                            (ISSUER TELEPHONE NUMBER)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     On June 19, 2006, XA, Inc.'s (the "Company's") Board of Directors approved the issuance of an aggregate of 490,000 Incentive Stock Options (the "Employee

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Options")  to twenty-two (22) employees of the Company pursuant to the Company's
2005 Stock Incentive Plan (the "Plan," which was filed as Appendix B to the Company's Definitive 14C Information Statement which was filed with the Commission on November 28, 2005, and is incorporated herein by reference). The Employee Options have an exercise price of $0.34 per share, which is based on the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on June 19, 2006 (the "Valuation Date"). The Employee Options will be evidenced by Option Agreements, pursuant to the Plan. The Employee Options shall vest three (3) years from the Valuation Date (June 19, 2009), and shall terminate if unexercised on June 19, 2016, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the Employee Options shall vest immediately upon the occurrence of a Change in Control of the Company, as defined below.

     Additionally, on June 19, 2006, the Company's Board of Directors approved the issuance of 650,000 Incentive Stock Options to the Company's Chief Executive Officer, President, Secretary and Director, Joseph Wagner and 550,000 Incentive Stock Options to Jean Wilson, the Company's Chief Operating Officer, Treasurer and Director, who both also own more than 10% of the Company's outstanding voting shares (the "10% Shareholder Options") pursuant to the Plan. The 10% Shareholder Options have an exercise price of $0.38 per share, which is equal to 110% of the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on the Valuation Date. The 10% Shareholder Options will be evidenced by Option Agreements, pursuant to the Plan. The 10% Shareholder Options shall vest three (3) years from the Valuation Date (June 19, 2009), and shall terminate if unexercised on June 19, 2011, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the 10% Shareholder Options shall vest immediately upon the occurrence of a Change in Control of the Company, as defined below.

    A "Change in Control" under the Plan includes the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933 (the "Act," other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

     We claim an exemption from registration afforded by Section 4(2) of the Act for the above issuances, since the issuances will not involve a public offering, the recipients will take the shares for investment and not resale and we will take appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by us.



                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            XA, INC.
                                            --------

                                            June 23, 2006

                                            /s/ Joseph Wagner
                                            -------------------------
                                            Joseph Wagner,
                                            Chief Executive Officer

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